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                                                                EXHIBIT 1.1

















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                        HAYES WHEELS INTERNATIONAL, INC.

                            (a Delaware corporation)

                        3,000,000 Shares of Common Stock

                            U.S. PURCHASE AGREEMENT

Dated:  August   , 1997



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                               TABLE OF CONTENTS

                                                                            Page

  U.S. PURCHASE AGREEMENT ..............................................    1
  SECTION 1.    Representations and Warranties .........................    4
        (a) Representations and Warranties by the Company ..............    4
            (i)     Compliance with Registration Requirements ..........    4
           (ii)     Incorporated Documents .............................    5
          (iii)     Independent Accountants ............................    5
           (iv)     Financial Statements ...............................    6
            (v)     No Material Adverse Change in Business .............    6
           (vi)     Good Standing of the Company and
                    the Subsidiaries....................................    7
          (vii)     Capitalization .....................................    8
         (viii)     Authorization of Agreement .........................    8
           (ix)     Authorization and Description of Securities.........    8
            (x)     Absence of Defaults and Conflicts ..................    9
           (xi)     Certain Tax Matters ................................    9
          (xii)     Absence of Proceedings .............................   10
         (xiii)     Accuracy of Exhibits ...............................   10
          (xiv)     Possession of Intellectual Property ................   10
           (xv)     Absence of Further Requirements ....................   10
          (xvi)     Possession of Licenses and Permits .................   11
         (xvii)     Title to Property ..................................   11
        (xviii)     Investment Company Act .............................   11
          (xix)     Environmental Laws .................................   11
           (xx)     Compliance with Regulation M .......................   12
       (b)   Representations and Warranties by the
             Selling Shareholders.......................................   12
             (i)    Accurate Disclosure ................................   12
            (ii)    Authorization of Agreements ........................   12
           (iii)    Good and Marketable Title ..........................   13
            (iv)    Due Execution of Power of
                    Attorney and Custody Agreement......................   13
             (v)    Absence of Manipulation ............................   14
            (vi)    Absence of Further Requirements ....................   14
           (vii)    Certificates Suitable for Transfer .................   15
          (viii)    No Association with NASD ...........................   15
       (c)          Officer's Certificates .............................   15


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                                                               Page

SECTION 2.       Sale and Delivery to U.S.
                 Underwriters; Closing.......................   15
      (a)    Initial Securities .............................   15
      (b)    Option Securities ..............................   16
      (c)    Payment ........................................   16
      (d)    Denominations; Registration ....................   17

SECTION 3.       Covenants of the Company ...................   17

      (a)    Compliance with Securities Regulations and
             Commission Requests.............................   17
      (b)    Filing of Amendments ...........................   18
      (c)    Delivery of Registration Statements ............   18
      (d)    Delivery of Prospectuses .......................   18
      (e)    Continued Compliance with Securities Laws ......   19
      (f)    Blue Sky Qualifications ........................   19
      (g)    Rule 158 .......................................   20
      (h)    Use of Proceeds ................................   20
      (i)    Listing ........................................   20
      (j)    Restriction on Sale of Securities ..............   20
      (k)    Reporting Requirements .........................   20

SECTION 4.   Payment of Expenses ............................   20

      (a)    Expenses .......................................   20
      (b)    Expenses of the Selling Shareholders ...........   21
      (c)    Termination of Agreement .......................   21
      (d)    Allocation of Expenses .........................   22

SECTION 5.    Conditions of U.S. Underwriters' Obligations ..   22

      (a)    Effectiveness of Registration Statement ........   22
      (b)    Opinion of Counsel for Company .................   22
      (c)    Opinion of Counsels for the Selling Shareholders   23
      (d)    Opinion of Counsel for U.S. Underwriters .......   23
      (e)    Officers' Certificate ..........................   23
      (f)    Certificate of Selling Shareholders ............   24
      (g)    Accountant's Comfort Letter ....................   24
      (h)    Bring-down Comfort Letter ......................   24
      (i)    Approval of Listing ............................   24
      (j)    No Objection ...................................   24
      (k)    Lock-up Agreements .............................   24
      (l)    Purchase of Initial International Securities ...   25


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                                                                           Page

      (m)    Conditions to Purchase of U.S. Option
             Securities..................................................   25
             (i)  Officers' Certificate .................................   25
            (ii)  Opinion of Counsel for Company ........................   25
           (iii)  Opinion of Counsel for U.S. Underwriters ..............   25
            (iv)  Bring-down Comfort Letter .............................   25
      (n)    Additional Documents .......................................   26
      (o)    Termination of Agreement ...................................   26

SECTION 6.   Indemnification ............................................   26

      (a)    Indemnification of U.S. Underwriters .......................   26
      (b)    Indemnification of Company, Directors,
             Officers and Selling Shareholders...........................   28
      (c)    Actions against Parties; Notification ......................   28
      (d)    Settlement without Consent if Failure to Reimburse..........   29
      (e)    Other Agreements with Respect to Indemnification............   29

SECTION 7.   Contribution ...............................................   29

SECTION 8.   Representations, Warranties and Agreements to
             Survive Delivery............................................   32

SECTION 9.   Termination of Agreement ...................................   32
       (a) Termination; General .........................................   32
       (b) Liabilities ..................................................   32

SECTION 10.  Default by One or More of the U.S. Underwriters.............   33

SECTION 11.  Default by One or More of the Selling Shareholders..........   33

SECTION 12.  Notices ....................................................   34

SECTION 13.  Parties ....................................................   34

SECTION 14.  Information Supplied by the Selling Shareholders............   34

SECTION 15.  GOVERNING LAW AND TIME .....................................   34

SECTION 16.  Effect of Headings .........................................   34


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                                                                         Page

SCHEDULES
               Schedule A -List of Underwriters ....................  Sch A-1
               Schedule B -List of Selling Shareholders ............  Sch B-1
               Schedule C -Pricing Information .....................  Sch C-1
               Schedule D -List of Subsidiaries ....................  Sch D-1
               Schedule E -List of Persons Subject to Lock-up.......  Sch E-1
EXHIBITS

               Exhibit A - Form of Opinion of Company's Counsel ....  A-1

               Exhibit B - Form of Opinion for the Selling
                            Shareholders' Counsel...................  B-1

               Exhibit C - Form of Lock-up Letter...................  C-1

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                        HAYES WHEELS INTERNATIONAL, INC.


                            (a Delaware corporation)


                        3,000,000 Shares of Common Stock


                           (Par Value $.01 Per Share)


                            U.S. PURCHASE AGREEMENT

                                                          Dated:  August  , 1997
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
BEAR, STEARNS & CO. INC.
GOLDMAN, SACHS & CO.
c/o     Merrill Lynch & Co.
        Merrill Lynch, Pierce, Fenner & Smith
             Incorporated

North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Hayes Wheels International, Inc., a Delaware corporation (the "Company"), and Inge Kruger-Pressl, Renate Kukwa-Lemmerz and Richard W. Tuley (the "Selling Shareholders") confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc. and Goldman, Sachs & Co. (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to (i) the sale by the Company and each Selling Shareholder, acting severally and not jointly, and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 450,000 additional shares of Common Stock solely to cover over-allotments, if any. The aforesaid 3,000,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 450,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities."

     It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the sale by the Company and each Selling Shareholder of an aggregate of 779,502 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 116,925 additional shares of Common Stock solely to cover overallotments, if any (the "International Option Securities" and together, with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities". It is understood that the Company is not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

     The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters," the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities," and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities."

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

     The Company and the Selling Shareholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Underwriters deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-31669) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term


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Sheet") in accordance with the provisions of Rule 434 and Rule 424(b).  Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting", "Legal Matters", "Experts" and the inclusion in the Form of International Prospectus of a section under the caption "Certain United States Federal Tax Consequences for Non-U.S. Stockholders". The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the term "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated August 4, 1997 and the preliminary International Prospectus dated August 4, 1997, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall (i) be deemed to include the copy


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filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR") and (ii) be deemed not to include the forms of preliminary Prospectuses dated July 23, 1997.

           All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and the Form of International Prospectus) or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus (including the Form of U.S. Prospectus and the Form of International Prospectus) or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

           SECTION 1. Representations and Warranties.

           (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

           (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

           At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will com-


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      ply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration Statement or the U.S. Prospectus.

           Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

           (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

           (iii) Independent Accountants. The accountants who certified the financial statements and supporting sched-


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      ules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

           (iv) Financial Statements. The audited consolidated financial statements and schedules of each of the Company and Lemmerz Holding GmbH ("Lemmerz") included in the Registration Statement and the Prospectuses present fairly the consolidated financial position, results of operations and cash flows of the Company and Lemmerz, respectively, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise stated therein; the unaudited consolidated financial statements and the related notes of the Company and Lemmerz included in the Registration Statement and the Prospectuses present fairly the consolidated financial position, results of operations and cash flows of the Company and Lemmerz, respectively, at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein and have been prepared on a basis substantially consistent with that of the audited financial statements referred to above except as otherwise stated therein; to the best knowledge of the Company, after due inquiry, the summary and selected financial and statistical data included in the Registration Statement and the Prospectuses present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited financial statements included therein, except as otherwise stated therein.

           The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Registration Statement and the Prospectuses (A) have been prepared in accordance with applicable requirements of Rule 11-02 of Regulation S-X promulgated under the 1933 Act and (B) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectuses are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

           (v) No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectuses and except as described therein, (A) the Company and its


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




      Subsidiaries (as hereinafter defined),taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, in either case whether or not in the ordinary course of business, and (B) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise.

           (vi) Good Standing of the Company and the Subsidiaries. The Company and each of the Subsidiaries that is a corporation organized under the laws of a jurisdiction of the United States has been duly incorporated and the Company and each Subsidiary that is a corporation organized under the laws of a jurisdiction of the United States is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Prospectuses, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole (any such event a "Material Adverse Effect"); the Company and each of the Subsidiaries that is not a corporation organized under the laws of a jurisdiction of the United States has been duly organized and is validly existing under the laws of the jurisdiction in which it is so organized, with the requisite power and authority to own its properties and conduct its business as now conducted and as described in the Prospectuses; except as set forth in Schedule D hereto (collectively, the "Subsidiaries"), the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity securities of any other person; all of the outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights and, except pursuant to the Amended and Restated Credit Agreement, dated as of June 30, 1997 (the "Credit Agreement"), among the Company, Canadian Imperial Bank of Commerce, Merrill Lynch Capital Corporation, Dresdner Bank AG and the several lenders thereunder, are owned free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those imposed by the 1933 Act and the state securities or "Blue Sky" laws); except as set forth in the

      Prospectuses, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in any Subsidiary, are outstanding.

           (vii) Capitalization. The Company had, as of the date specified therein, the authorized, issued and outstanding capital stock of the Company set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization." The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company; except as set forth in the Prospectuses, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company, or other rights to convert any obligation into, or exchange any securities for, shares of capital stock in the Company are outstanding.

           (viii) Authorization of Agreement. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

           (ix) Authorization and Description of Securities. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and in the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

           (x) Absence of Defaults and Conflicts. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect; the execution, delivery and performance by the Company of the Purchase Agreements and the consummation by the Company of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof, will not violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (a) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or agreement or instrument to which the Company or any the Subsidiaries is a party or to which any of their respective properties or assets are subject, which violation, conflict, breach or default would, individually or in the aggregate, have a Material Adverse Effect, (b) the certificate of incorporation or bylaws of the Company or any of the Subsidiaries or (c) (assuming compliance with all applicable state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets, which violation, conflict, breach or default would, individually or in the aggregate, have a Material Adverse Effect.

           (xi) Certain Tax Matters. The Company and each of the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect; and, other than taxes due thereon or tax deficiencies which the Company or any Subsidiary reasonably believe that it has provided adequate reserves, has paid all taxes due thereon and there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

           (xii) Absence of Proceedings. Except as described in the Prospectuses, there is not pending or, to the best knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which the Company or any of the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale by the Company of the Securities to be sold hereunder or the consummation by the Company of the transactions described in the Prospectuses under the caption "Use of Proceeds."

           (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

           (xiv) Possession of Intellectual Property. The Company and the Subsidiaries possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their business as described in the Prospectuses; except as set forth in the Prospectuses, none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

           (xv) Absence of Further Requirements. Except as set forth in the Prospectuses, no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of the Purchase Agreements by the Company or for the consummation by the Company of any of the transactions contemplated hereby and thereby, except for
      (i) such consents, approvals, authorizations or orders as have been obtained or made under the 1933 Act or the 1933 Act Regulations or as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities by the Underwriters and
      (ii) such other consents, approvals, authorizations or orders, including, without limitation, such as may be required for the quotation of the Securi-ties on the Nasdaq National Market, all of which have been obtained or made or will have been obtained or made at or prior to the Closing Time with respect to the Initial Securities and at or prior to the relevant Date of Delivery with respect to the Option Securities.

           (xvi) Possession of Licenses and Permits. The Company and each of the Subsidiaries has obtained all licenses, permits, franchises and other governmental authorizations, the lack of which would, individually or in the aggregate, have a Material Adverse Effect.

           (xvii) Title to Property. The Company and each of the Subsidiaries has good and marketable title to all real property described in the Prospectuses as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, pursuant to the Credit Agreement, as described in the Prospectuses or such as would not, individually or in the aggregate, have a Material Adverse Effect.

           (xviii) Investment Company Act. None of the Company or the Subsidiaries is required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (xix) Environmental Laws. Except as disclosed in the Prospectuses and except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) the Company and each of the Subsidiaries is in compliance with all applicable Environmental Laws, (B) the Company and each of the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Laws, and has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Company, after due inquiry, threatened Environmental Claims against the Company or any of the Subsidiaries and (D) none of the Company or the Subsidiaries has knowledge of any circumstances with respect to any of their respective properties or operations that could reasonably be anticipated to form the basis of an Environmental Claim against any of them or any of their subsidiaries or any of their respective properties or operations and the business operations relating thereto which Environmental Claims would, individually or in the aggregate, have a Material Adverse Effect.

      For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code or rule and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on the Company or any of the Subsidiaries relating to pollution or protection of the environment or health or safety or any chemical, material or substance that is subject to regulation thereunder. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, written notices of responsibility, information requests, liens, written notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

           (xx) Compliance with Regulation M. None of the Company or the Subsidiaries or any of their directors, officers or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the 1933 Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of any Company to facilitate the sale or resale of the Securities (it being understood that no representation or warranty is made as to any actions by the Underwriters) in violation of Regulation M promulgated under the 1933 Act.

           (b) REPRESENTATIONS AND WARRANTIES BY THE SELLING SHAREHOLDERS. Each Selling Shareholder represents and warrants, severally and not jointly, to each U.S. Underwriter as of the date hereof and as of the Closing Time, and agrees with each U.S. Underwriter, as follows:

           (i) Accurate Disclosure. Such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectuses and none of the Prospectuses nor any amendments or supplements thereto include any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall apply only to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statements or the Prospectuses.

           (ii) Authorization of Agreements. Such Selling Shareholder has the full legal capacity to enter into the

      Purchase Agreements, a Power of Attorney (the "Power of Attorney") and, if applicable, a Custody Agreement (the "Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of the Purchase Agreements, the Power of Attorney and, if applicable, the Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties or assets.

           (iii) Good and Marketable Title. Such Selling Shareholder has, and will at the Closing Time have, good and marketable title to the Securities to be sold by such Selling Shareholder under the Purchase Agreements, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to the Purchase Agreements and, with respect to each of Renate Kukwa-Lemmerz and Inge Kruger-Pressl, the Option Agreement, dated as of July 30, 1997 (the "Option Agreement"), among the Company and each such Selling Shareholder; and upon delivery of such Securities and payment of the purchase price therefor as contemplated in the Purchase Agreements, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

           (iv) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Underwriters, the Power of Attorney with William D. Shovers and Daniel M. Sandberg, each as attorney-in-fact (each an "Attorney-in-Fact") and, if applicable, the Custody Agreement with the Company, as custodian (the "Custodian"); if such Selling Shareholder has executed the Custody Agreement, the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) on behalf of such Selling Shareholder, to sell, assign and transfer to the U.S. Underwriters and the International Managers the Securities to be sold by such Selling Shareholder hereunder and under the International Purchase Agreement, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in Section 2(c) hereof and of the International Purchase Agreement, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder and under the International Purchase Agreement, to accept payment therefor and, in the case of Mr. Tuley, to exercise his options in order to sell the Securities to be sold by him pursuant to the Purchase Agreements and otherwise to act on behalf of the Selling Shareholder in connection with this Agreement and the International Purchase Agreement.

           (v) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

           (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations under the Purchase Agreements, in the Power of Attorney or, if applicable, the Custody Agreement, or in connection with the sale and delivery by such Selling Shareholder of the Securities under the Purchase Agreements or the consummation by such Selling Shareholder of the transactions contemplated by the Purchase Agreements, except for (i) such as may have previously been made or obtained under the 1933 Act or the 1933 Act Regulations or as may be required under state securities or "Blue Sky" laws in connection with the purchase and sale of the Securities by the Underwriters and (ii) such others as may be required, all of which have been obtained or made or will have been obtained or made at or prior to the Closing Time.

           (vii) Certificates Suitable for Transfer. In the case of Inge Kruger-Pressl and Renate Kukwa-Lemmerz only, certificates for all of the Securities to be sold by such Selling Shareholder pursuant to the Purchase Agreements, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to the Purchase Agreements.

           (viii) No Association with NASD. Neither such Selling Shareholder nor any of his or her affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(a) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

              (c) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company delivered to the U.S. Underwriters or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder as such and delivered to the U.S. Underwriters or to counsel for the U.S. Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to each U.S. Underwriter as to the matters covered thereby.

              SECTION 2. Sale and Delivery to U.S.
                         Underwriters; Closing.

               (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial U.S. Securities set forth in Schedule B opposite the name of the Company or each Selling Shareholder, as the case may be, which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may elect to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial U.S. Securities, subject, in each case, to such adjustments among the U.S. Underwriters as the Global Coordinator in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 450,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, N.Y. 10005 or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

           Payment shall be made to the Company and each Selling Shareholder by wire transfer of immediately available funds to bank accounts designated by the Company and each Selling Shareholder, as the case may be, against delivery to the U.S. Underwriters for their respective accounts of certificates for the U.S. Securities to be purchased by them. Payment in respect of the Securities shall be made in United States dollars. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

           (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

           SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

           (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration

      Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

           (b) FILING OF AMENDMENTS. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall object.

           (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the U.S. Underwriters and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

           (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

           (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

           (f) BLUE SKY QUALIFICATIONS. The Company will cooperate with the Underwriters in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Underwriters may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities by the Underwriters; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or dealer in any jurisdiction in which it is not so qualified, to file any general consent to service of process in any jurisdiction or to take any other action that would subject it to service of process or to taxation in respect to doing business in any jurisdiction in which it is not otherwise subject.

           (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

           (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

           (i) LISTING. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

           (j) RESTRICTION ON SALE OF SECURITIES. During the period from the date of the Prospectuses to the date which is 120 days thereafter, the Company will not, without the prior written consent of the Global Coordinator, directly or indirectly, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the purchase of shares of Common Stock pursuant to the Option Agreement, (C) any shares of Common Stock issued by the Company upon the exercise of any option under the 1992 Plan or the 1996 Plan (as defined in the Prospectuses), or (D) any shares of Common Stock issued upon conversion of the shares of the Company's Class A Preferred Stock outstanding on the date hereof.

           (k) REPORTING REQUIREMENTS. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

           SECTION 4. Payment of Expenses. (a) EXPENSES. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, in-cluding (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement Among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

     (b) EXPENSES OF THE SELLING SHAREHOLDERS. Each Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement (other than any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the U.S. Underwriters) including the fees and disbursements of its counsel and accountants.

     (c) TERMINATION OF AGREEMENT. If this Agreement is terminated by the U.S. Underwriters in accordance with the provisions of Section 5, Section 9(a)(i) or
Section 11 hereof, the Company and, in the event that such termination results from any act or omission of one or more Selling Shareholders, such Selling Shareholder(s), shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

           (d) ALLOCATION OF EXPENSES. The provisions of this Section shall not affect any agreement that the Company and any Selling Shareholder may make regarding the allocation of such costs and expenses.

           SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the representations and warranties of the Company and each of the Selling Shareholders contained in Section 1 hereof which are qualified as to materiality being true and correct, and those not so qualified being true and correct in all material respects, the accuracy of the representations and warranties in certificates of any officer of the Company or any Subsidiary of the Company or on behalf of each Selling Shareholder delivered pursuant to the provisions hereof, to the performance in all material respects by the Company of its covenants and other obligations hereunder, and to the following further conditions:

           (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

           (b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the U.S. Underwriters shall have received the favorable opinion, dated as of Closing Time, of (i) Skadden, Arps, Slate, Meagher & Flom, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request and (ii) Daniel M. Sandberg, general counsel of the Company in form and substance satisfactory to counsel for the U.S. Underwriters, to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

           (c) OPINION OF COUNSELS FOR THE SELLING SHAREHOLDERS. At Closing Time, the U.S. Underwriters shall have received the favorable opinion, dated as of Closing Time, of (i) Cleary, Gottlieb, Steen & Hamilton, counsel for Renate Kukwa-Lemmerz and Inge Kruger-Pressl, and (ii) Foster, Swift, Collins & Smith, P.C. counsel for Richard W. Tuley, each in form and substance satisfactory to counsel for the U.S. Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.

           (d) OPINION OF COUNSEL FOR U.S. UNDERWRITERS. At Closing Time, the U.S. Underwriters shall have received the favorable opinion, dated as of Closing Time, of Cahill Gordon and Reindel, counsel for the U.S. Underwriters, with respect to the matters set forth in clauses (i), (ii),
      (iii), (iv) and (viii) (with respect to clause (viii), solely as to the information in the Prospectuses under the caption "Description of Capital Stock-Common Stock") and the last paragraph of Exhibit A-1 hereto. In giving such opinion, such counsel will express no opinion as to laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

           (e) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the business, condition, financial or otherwise, or results of operations of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and the U.S. Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof which are qualified as to materiality are true and correct, and those not so qualified are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no pro-ceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

           (f) CERTIFICATE OF SELLING SHAREHOLDERS. At Closing Time, the U.S. Underwriters shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

           (g) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the U.S. Underwriters shall have received from KPMG Peat Marwick LLP and KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft (the "Independent Accountants") letters dated such date, in form and substance satisfactory to the U.S. Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

           (h) BRING-DOWN COMFORT LETTER. At Closing Time, the U.S. Underwriters shall have received from the Independent Accountants letters, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

           (i) APPROVAL OF LISTING. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

           (j) NO OBJECTION. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

           (k) LOCK-UP AGREEMENTS. At the date of this Agreement, the U.S. Underwriters shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule E hereto.

           (l)   PURCHASE OF INITIAL INTERNATIONAL SECURITIES.
      Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

           (m) CONDITIONS TO PURCHASE OF U.S. OPTION SECURITIES. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct in all material respects as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Underwriters shall have received:

                 (i) Officers' Certificate.  A certificate, dated such Date of
            Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                (ii) Opinion of Counsel for Company.  The favorable opinion of
            Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, together with the favorable opinion of Daniel M. Sandberg, general counsel to the Company, each in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

               (iii) Opinion of Counsel for U.S. Underwriters.  The favorable opinion of Cahill Gordon and Reindel, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                (iv) Bring-down Comfort Letter.  A letter from the Independent
            Accountants, in form and substance satisfactory to the U.S. Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Underwriters pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

            (n) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery counsel for the U.S. Underwriters shall have been furnished with such additional documents and certificates as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and each of the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the U.S. Underwriters and counsel for the U.S. Underwriters.

            (o) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant U.S. Option Securities, may be terminated by the U.S. Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

            SECTION 6. Indemnification.

             (a) INDEMNIFICATION OF U.S. UNDERWRITERS. Subject to the qualifications set forth below, the Company and each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

             (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and such Selling Shareholder; and

           (iii) against any and all expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including in the Rule 430A Information and the Rule 434 Information, if applicable, or in any preliminary prospectus or the Prospectuses (or in any amendment or supplement thereto; provided, further, that each Selling Shareholder shall indemnify and hold harmless the U.S. Underwriters pursuant to this Section 6(a) only with respect to untrue statements or omissions or alleged untrue statements or omissions, made in the Registration Statement (or amendment thereto) or in any preliminary prospectus or the Prospectuses (or in any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or in any preliminary prospectus or the Prospectuses (or in any amendment or supplement thereto).

     Notwithstanding the provisions of this Section 6(a), the liability of a Selling Shareholder to all parties for indemnification under this Section 6(a) (or for breach of the representation and warranty of such Selling Shareholder set forth in Section 1(b)) shall not exceed in any event the proceeds (net of underwriting discounts and commissions) from the Securities sold by such Selling Shareholder to the U.S. Underwriters pursuant to this Agreement.

     (b) INDEMNIFICATION OF COMPANY, DIRECTORS, OFFICERS AND SELLING SHAREHOLDERS. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or in any amendment thereto), including in the Rule 430A Information and the Rule 434 Information, if applicable, or in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in such preliminary prospectus or the Prospectuses (or in any amendment or supplement thereto).

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but simi-lar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release (or any other release reasonably acceptable to the indemnified party) of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim [and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.]

     [(d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.]

     (e) OTHER AGREEMENTS WITH RESPECT TO INDEMNIFICATION. The provisions of this Section shall not affect any agreement among the Company and any Selling Shareholder with respect to indemnification.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason, other than as a result of the first proviso to
Section 6(a), unavailable
to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Shareholders and by the U.S. Underwriters from the offering of the U.S. Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, of the Selling Shareholders and of the U.S. Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, by the Selling Shareholders and by the U.S. Underwriters in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by each of the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

     The relative fault of the Company, of the Selling Shareholders and of the U.S. Underwriters shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, each Selling Shareholder and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other ex-penses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to (i) contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission or (ii) contribute any amount in excess of their proportionate share of the aggregate amount of any losses, liabilities, claims, damages and expenses referred to above which proportionate share shall be deemed to be equal to the proportion that total underwriting discounts received by such U.S. Underwriters bears to the aggregate initial offering price of the U.S. Securities, in each case as set forth on the cover of the U.S. Prospectus.

     Notwithstanding the provisions of this Section 7, no Selling Shareholder shall be required to contribute any amount in excess of the proceeds (net of underwriting discounts and commissions) from the Securities sold by such Selling Shareholder to the U.S. Underwriters pursuant to this Agreement.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The Selling Shareholders' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule B hereto and not joint.

     The provisions of this Section shall not affect any agreement among the Company and any Selling Shareholder with respect to contribution.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or any Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or any Selling Shareholder, and shall survive delivery of the Securities to the U.S. Underwriters.

     SECTION 9. Termination of Agreement.

     (a) TERMINATION; GENERAL. The U.S. Underwriters may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Underwriters shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Underwriters shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

     No action pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either (i) the U.S. Underwriters or (ii) the Company shall have the right to postpone the Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangement.

     SECTION 11. Default by One or More of the Selling Shareholders. If one or more Selling Shareholder(s) shall fail at Closing Time to sell and deliver the number of Securities which such Selling Shareholder(s) are obligated to sell hereunder, then the U.S. Underwriters may, at option of the U.S. Underwriters, by notice from the Global Coordinator to the Company, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the Company and any non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve the Selling Shareholder(s) so defaulting from liability, if any, in respect of such default.

     In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the U.S. Underwriters and the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any other documents or arrangements.

     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to them at North Tower, World Financial Center, New York, New York 10281-1201, attention of; notices to the Company shall be directed to it at 38481 Huron River Drive, Romulus, Michigan 48174, attention of General Counsel and with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, Wilmington, Delaware 19801, attention of Robert B. Pincus, Esq.; notices to Inge Kruger-Pressl and Renate Kukwa-Lemmerz shall be directed to them c/o Herrn Horst Kukwa-Lemmerz, Lemmerz Holding GmbH, Postfach 1125, 53621 Konigswinter, Federal Republic of Germany and notices to Richard W. Tuley shall be directed to him at.

     SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company and each Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and each Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and each Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. Information Supplied by the Selling Shareholders. The statements set forth under the caption "Principal and Selling Stockholders" concerning a Selling Stockholder contained in any preliminary prospectus, the Prospectuses, the Registration Statement and any amendments or supplement thereto constitute the only information furnished by such Selling Stockholder for purposes of this Agreement.

     SECTION 15. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 16. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for each Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Company and each Selling Shareholder in accordance with its terms.

                                      Very truly yours,

                                      HAYES WHEELS INTERNATIONAL, INC.

                                      By:_____________________________________
                                         Title:

                                      THE
                                           SELLING SHAREHOLDERS

                                      By:_____________________________________
                                          as Attorney-in-Fact acting on behalf
                                          of the Selling Shareholders named in
                                          Schedule B hereto.

CONFIRMED AND ACCEPTED,

      as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
BEAR, STEARNS & CO. INC.

GOLDMAN, SACHS & CO.

BY: MERRILL LYNCH, PIERCE, FENNER & SMITH

             INCORPORATED

By:_____________________________________
     Authorized Signatory

                                   SCHEDULE A

                                                      Number of
                                                      Initial U.S.
Name of U.S. Underwriters                             Securities

Merrill Lynch, Pierce, Fenner & Smith
   Incorporated................................

Bear, Stearns & Co., Inc. .....................

Goldman, Sachs & Co. ..........................


                                                       _________

Total..........................................        _________

                                    Sch A-1

                                   SCHEDULE B

                                        Number of Initial U.S.
                                        Securities to be Sold

HAYES WHEELS
INTERNATIONAL, INC.

Inge Kruger-Pressl
Renate Kukwa-Lemmerz
Richard W. Tuley                                 _________
Total.....................


                                    Sch B-1

                                   SCHEDULE C

                        HAYES WHEELS INTERNATIONAL, INC.

                        3,000,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

     1. The initial public offering price per share for the Securities shall be $.

     2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $, being an amount equal to the initial public offering price set forth above less $ per share [(the "Net Proceeds Per Share")]; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities[; and provided further, that in the event that the Net Proceeds Per Share is greater than $30, then, for each of the U.S. Securities sold by each of Inge Kruger-Pressl and Renate Kukwa-Lemmerz, respectively, the U.S. Underwriters shall pay to the Company the amount by which Net Proceeds Per Share is greater than $30 per share](1).

-------------
(1) Include only if Net Proceeds Per Share exceeds $30.

                                    Sch C-1

                                   SCHEDULE D

Company Subsidiaries

Hayes Wheels International - California, Inc.
Hayes Wheels International - Michigan, Inc.
Hayes Wheels International - Indiana, Inc.
Hayes Wheels International - Georgia, Inc.
Hayes Wheels International - Mexico, Inc.
HWI (Europe), Ltd.
Hayes Wheels, S.p.A.
Hayes Wheels Autokola NH, as
Reliable Transportation Components Inc.
Hayes Wheels International - Missouri, Inc.
Hayes Wheels International - Kentuckulus, Inc.
Hayes Wheels Aftermarket, Inc.
Hayes Wheels Japan Limited
Hayes Wheels de Espana, S.A.
HWI Service Corporation
Hayes Wheels Foreign Sales Corp.
Motor Wheel Corporation
MWC Acquisition Sub, Inc.
Motor Wheel de Mexico, S.A. de C.V.
Motor Wheel Corporation of Canada, Ltd.
AMW Holdings, Inc.
HL Holdings BV
HL Holdings de Espana
HL Holding Germany GmbH
Hayes Wheels Hungary Consulting Limited Liability Company
Newco No. 17 Vermogensverwaltungs GmbH (post-Acquisition)
Newco No. 18 Vermogensverwaltungs GmbH (post-Acquisition)
Lemmerz Holding GmbH
Metaalgieterij Geisen B.V.
Lemmerz Espanola S.A.
Lemmerz-Werke GmbH
Lemmerz-Werke Wohnungsbaugesellschaft mbH
Lemmerz Service System N.V.
Lemmerz Belgie N.V.
Lemmerz Comerico e Participacoes SRL
Lemmerz Canada Inc.
PSW Prazisions-und Spezialwerkzeuge AG
Lemmerz-Inci-Jany Sanayi A.S.

Company Joint Venture and Other Interests

Numbers in parentheses represent percent of total owned by the Company or one of its subsidiaries.

Hayes Wheels de Venezuela, C.A. (49)
Hayes Wheels de Mexico, S.A. de C.V. (40)
Aluminum Wheel Technology, Inc. (50)

                                    Sch D-1

Riviera Tool Company (30)
Hayes Wheels do Brasil, Ltda. (49)
Continental Lemmerz (Portugal), Componentes para
     Automoveis, Lda. (49)
Borlem S.A. Empreendimentos Industriais (45)
Reynolds-Lemmerz Industries (25)
Kalyani-Lemmerz Ltd. (25)
Jantas Jant Sanayi ve Ticaret S.A. (25)
Siam Lemmerz Co., Ltd. (25)

Additional Information

See Section 4.3(c), paragraph (ii), of the disclosure schedule provided by Lemmerz pursuant to the acquisition agreement dated as of June 6, 1997 among the Company, Cromodoro Wheels S.p.A., and the shareholders of Lemmerz (the "Acquisition Agreement") regarding certain qualifying shares held by third parties in certain subsidiaries of Lemmerz.


                                    Sch D-2

                                   SCHEDULE E

                     Joseph Littlejohn & Levy Fund II, L.P.
                           TSG Capital Fund II, L.P.
                     CIBC WG Argosy Merchant Fund 2, L.L.C.
                          Nomura Holding America, Inc.
                         Chase Equity Associates, L.P.
                                Marianne Lemmerz
                               Inge Kruger-Pressl
                              Renate Kukwa-Lemmerz
                              Horst Kukwa-Lemmerz
                               Ranko (Ron) Cucuz
                               William D. Shovers







                                    Sch E-1

                                                                     Exhibit A-1

                          FORM OF OPINION OF COMPANY'S

                            COUNSEL TO BE DELIVERED

                            PURSUANT TO SECTION 5(b)

           (i) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized by the Company and, when issued and delivered by the Company pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

           (ii) the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement. The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding agreements of the Company, enforceable against the Company in accordance with their terms except that (a) we express no opinion as to the enforceability of any rights to contribution or indemnity provided for in any such agreement to the extent any such rights are violative of any law, rule or regulation or the public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) and (b) enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

           (iii) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and, to the best of our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

           (iv) The Registration Statement, as of its effective date, and the Prospectuses, as of their respective dates, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectuses filed with the Commission through the date hereof, excluding the documents incorporated by reference therein (other than the financial statements and schedules included therein or omitted therefrom, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectuses other than, to the extent set forth in paragraph (viii) below, those made in the Prospectuses under the caption "Description of Capital Stock".

           (v) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market.

           (vi) No Governmental Approval is required for the performance by the Company of its obligations under the U.S. Purchase Agreement, the International Purchase Agreement or the consummation of the transactions contemplated thereby relating to the Securities, other than under the 1933 Act and the 1933 Act Regulations which have been obtained.

           As used in such counsel's opinion, (a) the term "Applicable Laws" means, to the extent specifically referred to herein, the General Corporation Law of the State of Delaware, and those laws of the State of New York and the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type provided for by the Purchase Agreements but, without our having made any special investigation with respect to any other laws; provided that "Applicable Laws" does not include any [federal or] state securities laws or blue sky laws of any jurisdiction, anti-fraud laws of any jurisdiction, rules and regulations of the National Association of Securities Dealers, Inc.; (b) the term "Governmental Authority" means any Delaware, New York or United States federal executive, legislative, judicial, administrative or regulatory body; and (c) the term "Governmental Approval" means any authorization, approval, consent or order of, or filing with, any Governmental Authority under Applicable Laws, other than any such authorization, approval, consent, order or filing which may have become applicable to the Company or any of its Subsidiaries as a result of the involvement by any Selling Shareholder or any Underwriter in the transactions contemplated by the Purchase Agreements or because of the legal or regulatory status of, or any other facts specifically pertaining to, any Selling Shareholder or any Underwriter.

           (vii) The execution, delivery and performance by the Company of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation by the Company of the transactions contemplated thereby, will not violate or conflict with the Restated Certificate of Incorporation or Amended and Restated By-laws of the Company.

           (viii) The statements set forth in the Prospectuses under the caption "Description of Capital Stock" insofar as such statements constitute a summary of the terms of the Company's Restated Certificate of Incorporation and Amended and Restated By-laws, fairly summarize such terms in all material respects.

           (ix) None of the Company or the Subsidiaries is required to register as an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

           In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectuses were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectuses (except as indicated in clause (viii) above) and have not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to the extent we deemed appropriate upon the statements of officers and other representatives of the Company) no facts have come to our attention that have caused us to believe that the Registration Statement at the time it became effective, or any post effective amendment thereto as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that either Prospectus as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion on or belief with respect to the financial statements or other financial and statistical data or information included or incorporated by reference in the Registration Statement or the Prospectuses or the exhibits to the Registration Statement).

                                                                     EXHIBIT A-2

                       FORM OF OPINION OF GENERAL COUNSEL

                    OF THE COMPANY TO BE DELIVERED PURSUANT

                                TO SECTION 5(b)

           (i) The Company and each of the Subsidiaries has been duly incorporated and is validly existing in good standing, as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as described in the Prospectuses and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; the outstanding shares of capital stock of the Company (including the Securities to be purchased by the Underwriters from the Selling Shareholders) and the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights and, in the case of the Subsidiaries, except in connection with the Amended Credit Agreement (as defined in the Prospectuses), are owned free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those imposed by the 1933 Act and the state securities or "Blue Sky" laws); to the best of my knowledge, except as set forth in the Prospectuses, no options, warrants or other rights to purchase from the Company or any Subsidiary or, agreements or other obligations of the Company or any Subsidiary to issue or other rights to cause the Company, to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding.

           (ii) The issuance and sale of the Securities by the Company and the sale of the Securities by the Selling Shareholders is not subject to the preemptive or other similar rights of any securityholder of the Company.

           (iii) No consent, approval, authorization or order of any governmental agency or body, or to the best of such counsel's knowledge, any court, is required for the performance of any of the U.S. Purchase Agreement, the International Purchase Agreement or any of the agreements contemplated thereby or delivered in connection therewith, or the consummation of the transactions contemplated thereby, except such as may be required and have been obtained as described in the Prospectuses or under the 1933 Act and the 1933 Act Regulations, or as may be required under state securities or "Blue Sky" laws as to which such counsel need express no opinion.

           (iv) None of the Company or the Subsidiaries is (a) in violation of its certificate of incorporation or bylaws, (b) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of its properties or assets, which violation would, individually or in the aggregate, have a Material Adverse Effect or (c) in breach of or in default under any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or other material agreement or instrument to which it is a party or to which it is subject, which breach or default would individually or in the aggregate, have a Material Adverse Effect.

           (v) The execution, delivery and performance by the Company of the U.S. Purchase Agreement, the International Purchase Agreement and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof, will not violate, conflict with or constitute or result in a breach of or a default under (or an event that with notice or lapse of time, or both, would constitute a breach of or a default under) any of the terms or provisions of (a) any material indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or to which any of their respective properties or assets are subject or (b) to the best of such counsel's knowledge (assuming compliance with all applicable Federal and state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, which violation, conflict, breach or default would, individually or in the aggregate, have any Material Adverse Effect.

           (vi) Except as described in the Prospectuses, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or to which the respective properties or assets of the Company or the Subsidiaries are subject that are required to be described in the Prospectuses that are not described therein, or that seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to the Underwriters or the consummation of the transactions described in the Prospectuses under the captions "Use of Proceeds"; and no contract, agreement or other document is required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

            I have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, outside counsel for the Company, your counsel and your representatives at which the contents of the Registration Statement and the Prospectuses and related matters were discussed and, although I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, I advise you that, on the basis of the foregoing, no facts have come to my attention that lead me to believe that the Registration Statement at the time it became effective, or any post effective amendment thereto as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that either Prospectus as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I have not been requested to and do not make any comment with respect to the financial statements and the notes thereto and other financial and accounting information included or incorporated by reference in the Registration Statement or the Prospectuses or the exhibits to the Registration Statement).

                                                                       EXHIBIT B

           FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDER(S)

                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

      (i) The Power of Attorney [and Custody Agreement] has been duly executed and delivered by the Selling Shareholder(s) and constitutes the legal, valid and binding agreement of the Selling Shareholder(s).

     (ii) The U.S. Purchase Agreement and the International Purchase Agreement have been duly executed and delivered by or on behalf of the Selling Shareholder(s).

    (iii) The execution, delivery and performance of the U.S. Purchase Agreement, the International Purchase Agreement, the Power of Attorney [and Custody Agreement] and the sale and delivery of the Securities and the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement and in the Registration Statement and compliance by the Selling Shareholder(s) with its/their obligations under the U.S. Purchase Agreement and the International Purchase Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholder(s) pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which the Selling Shareholder(s) is a party or by which he/she may be bound, or to which any of the property or assets of the Selling Shareholder(s) may be subject nor will such action result in any violation of any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Selling Shareholder(s) or any of his/her properties.

     (iv) By delivery of a certificate or certificates therefor the Selling Shareholder(s) will transfer to the U.S. Underwriters and the International Managers who have purchased such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, (without notice of any defect in the title of the Selling Shareholder(s) and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) valid and marketable title to such Securities, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                                                                       Exhibit C

                                    , 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated,
BEAR, STEARNS & CO. INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

            Re:  Proposed Public Offering by Hayes
                 Wheels International, Inc.

Dear Sirs:

     The undersigned, a stockholder of Hayes Wheels International, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc. and Goldman, Sachs & Co. propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company and the Selling Shareholders named therein providing for the public offering of shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Simultaneously, Merrill Lynch International, Bear, Stearns International Limited and Goldman Sachs International propose to enter into an International Purchase Agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") with the Company and the Selling Shareholders named therein providing for the public offering of shares of Common Stock. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Purchase Agreements. In recognition of the benefit that such offerings will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period from the date of the Prospectuses to the date which is 120 days thereafter, the undersigned will not, without the prior written consent of the Global Coordinator, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition. The foregoing sentence shall not apply (A) with respect to either of Renate Kukwa-Lemmerz or Inge Kruger-Pressl, to (1) the Securities to be sold under the Purchase Agreements or (2) any shares of Common Stock sold or purchased upon exercise of the Option (as defined in the Option Agreement, dated as of July 30, 1997, among the Company, Renate Kukwa-Lemmerz and Inge Kruger-Pressl) or (B) with respect to any of Marianne Lemmerz, Renate Kukwa-Lemmerz, Inge Kruger-Pressl or Horst Kukwa-Lemerz, to any shares of Common Stock issued upon conversion of the shares of the Company's Class A Preferred Stock outstanding on the date hereof.

                                      Very truly yours,

                                      Signature:___________________________

                                      Print Name:__________________________

                        HAYES WHEELS INTERNATIONAL, INC.


                               CUSTODY AGREEMENT

     THIS AGREEMENT, dated as of August   , 1997, among Hayes Wheels
International, Inc., a Delaware corporation (the "Company"), the undersigned stockholder of the Company (the "Selling Stockholder") and the Company, solely in its capacity as custodian (the "Custodian").

                              W I T N E S S E T H:

     WHEREAS, the Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3, including amendments (the "Registration Statement"), in connection with the proposed offer and sale to the public of shares of its Common Stock, par value $.01 per share (the "Common Stock"), to be offered and sold by the Company and by and on behalf of the Selling Stockholder and the other selling stockholders named in the Registration Statement (the "Public Offering"); and

     WHEREAS, the Selling Stockholder owns certain duly authorized, issued and outstanding shares of Common Stock; and

     WHEREAS, to induce Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear Stearns & Co. Inc. and Goldman, Sachs & Co. (the "U.S. Underwriters") and Merrill Lynch, Bear, Stearns International Limited and Goldman Sachs International (the "International Managers" and, collectively with the U.S. Underwriters, the "Underwriters") as underwriters of the proposed Public Offering to enter into the Purchase Agreements referred to in Section 3 hereof and to assure the Underwriters that the shares of Common Stock to be offered by the Selling Stockholder will be delivered to the Underwriters at the closing of the Public Offering and to provide for the orderly processing of the Registration Statement and sale of such shares of Common Stock, it is necessary and in the best interests of the Selling Stockholder, the other selling stockholders and the Company to enter into the following agreement;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Appointment of Custodian. The Custodian is hereby appointed to act and to hold and dispose of the shares of the Selling Stockholder's Common Stock to be offered and sold under the terms of the Registration Statement pursuant to the instructions of an attorney-in-fact for the Selling Stockholder (the "Attorney-in-Fact") appointed by the Selling Stockholder pursuant to a Power of Attorney executed by the Selling Stockholder and attached hereto as Appendix I, all in accordance with the terms and conditions of this Agreement and any amendments or supplements hereto given to the Custodian in writing and signed by the Attorney-in-Fact acting on behalf of the Selling Stockholder.

     2. Deposit of Shares. As soon as possible after the execution of this Agreement and in no event later than August 15, 1997, the Selling Stockholder shall deposit with the Custodian certificates representing at least the number of shares of Common Stock set forth opposite such Selling Stockholder's name on Exhibit A hereto, registered in its name (or the names of its nominee if properly identified) and duly endorsed in blank for transfer by separate stock power. The stock certificates and the separate endorsed stock powers should be delivered to the Custodian at the address set forth in Section 10 hereof for deposit with the Custodian. Thereafter, upon the reasonable request of the Custodian, the Selling Stockholder agrees to furnish any other documentation which the transfer agent of the Company may request in order to assure the sale and transfer of such shares of Common Stock. Such minimum numbers of shares of Common Stock which are to be deposited with the Custodian by the Selling Stockholder in accordance with the foregoing are hereinafter collectively referred to as the "Deposit Stock."

     The Deposit Stock represented by the certificates so deposited with the Custodian by the Selling Stockholder are subject to the interests hereunder of the Underwriters; provided, however, that until payment by the Underwriters of the purchase price for the shares, the Selling Stockholder shall remain the owner of the Deposit Stock and shall have the right to vote such shares and to receive all dividends and distributions therefrom; however, until such payment in full has been made or until the Purchase Agreements have been terminated, the Selling Stockholder agrees that the undersigned will not give, sell, pledge, hypothecate, grant any lien (other than to the Company) on, transfer, deal with or contract with respect to the shares to be sold by the Selling Stockholder pursuant to the Purchase Agreements or any interest therein, except in accordance with the Purchase Agreements and the Option Agreement

(as defined in the Purchase Agreements); the arrangements for the custody and delivery of such certificates made by the Selling Stockholder hereunder are not subject to termination by any acts of the Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event, except as provided in Section 4 hereof; and if any such death, incapacity or any other such event shall occur before the delivery of such shares hereunder, the Custodian is nevertheless fully authorized and directed to deliver certificates for such shares in accordance with the terms and conditions of this Agreement and the Purchase Agreements as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

     3. Purchase Agreements. The Selling Stockholder acknowledges receipt of a draft of a U.S. purchase agreement among the Company, the Selling Stockholder, the other selling stockholders and the U.S. Underwriters relating to the offering of shares of Common Stock and the purchase thereof by the several U.S. Underwriters, a copy of which is attached hereto as Appendix II-A, and an international purchase agreement among the Company, the Selling Stockholder, the other selling stockholders and the International Managers relating to the offer of shares of Common Stock and the purchase thereof by the several International Managers, a copy of which is attached hereto as Appendix II-B. The definitive purchase agreements, to be in substantially the form of such drafts (the "Purchase Agreements"), will set forth the terms and conditions of the sale and purchase of said shares and provide for the rights and responsibilities, and the representations, warranties, covenants and indemnities, which will be expected of the Selling Stockholder in connection therewith. It is understood that the Purchase Agreements will be executed by the U.S. Underwriters and the International Managers, respectively, and by the Company, and by an Attorney-in-Fact on behalf of the Selling Stockholder, effective on the date that the Registration Statement becomes effective with the Commission, at which time the price to be paid to the Selling Stockholder by the Underwriters for the Common Stock being offered will be inserted in the Purchase Agreements. The Selling Stockholder hereby approves the drafts of the Purchase Agreements attached hereto as Appendix II, together with any and all such changes thereto as are approved by any Attorney-in-Fact.

     4. Custodian to Act on Direction of Attorneys-in-Fact. The Attorneys-in-Fact, and each of them, have been authorized pursuant to the Power of Attorney referred to in Section 1 to execute and deliver the Purchase Agreements on behalf of the Selling Stockholder who has executed such Power of Attorney and to direct at the Closing Time referred to in the Purchase Agreements the release of all or part of the Deposit Stock to the Underwriters pursuant to the terms of the Purchase Agreements. The Custodian is hereby authorized and directed to deliver the Deposit Stock pursuant to instructions from the Underwriters at the Closing Time referred to in the Purchase Agreements upon receipt of a wire transfer of immediately available funds, in an amount sufficient to pay the Selling Stockholder the aggregate purchase price for the Deposit Stock purchased at such Closing Time. The Custodian shall have no liability whatsoever for releasing the Deposit Stock to the Underwriters in accordance with the provisions of the foregoing sentence. If the Purchase Agreements shall not be entered into or the transactions contemplated thereby shall not have been consummated on or prior to November 30, 1997, then the Custodian shall promptly return to the Selling Stockholder all of the Deposit Stock held by the Custodian for the Selling Stockholder at the address set forth on the signature page hereto, and shall destroy all stock powers relating thereto delivered to it pursuant to Section 2 hereof. Upon the delivery of all of the Deposit Stock to the Selling Stockholder in accordance with this Section 4, the Custodian shall have no further responsibility hereunder.

           5. Representations and Warranties of Selling Stockholder. The Selling Stockholder hereby represents and warrants to each Underwriter as follows:

           (a) Each of the representations and warranties of the Selling Stockholder set forth in Section 1(b) of the Purchase Agreements (in the form of such agreements provided to the undersigned) is true and correct;

           (b) This Agreement has been duly executed and delivered by the Selling Stockholder and constitutes a legal and binding obligation of the Selling Stockholder, enforceable in accordance with its terms; and

           (c) The Selling Stockholder has full legal right and capacity to execute this Agreement (including the Irrevocable Power of Attorney of Selling Stockholder), to enter into the Purchase Agreements and to sell, transfer, assign and deliver the Common Stock to be sold by the Selling Stockholder in accordance with the Purchase Agreements and each of the Underwriters will receive good and marketable title to such Common Stock purchased by it pursuant to the Purchase
 Agreements.

     The Selling Stockholder hereby further covenants that the foregoing representations and warranties will be true and correct on the date the Purchase Agreements are executed and at the Closing Time referred to in the Purchase Agreements and shall survive the sale and delivery of the Deposit Stock and the termination of this Agreement.

     For purposes of rendering an opinion pursuant to the Purchase Agreements, counsel for the undersigned may rely on the representations and warranties of the undersigned set forth herein and in the Purchase Agreements as if said representations and warranties had been set forth in a separate certificate directed to said counsel at and as of the Closing Time; and for purposes of delivering any certificate on behalf of the undersigned which may be required in connection with the delivery of the Deposit Stock, pursuant to the Purchase Agreements, the Attorneys-in-Fact may rely on the representations and warranties of the Selling Stockholder set forth herein and in the Purchase Agreements as if said representations and warranties had been set forth in a separate certificate directed to the Attorneys-in-Fact at the Closing Time.

     6. Payment to Selling Stockholder.

     (a) The Selling Stockholder hereby directs the Custodian to receive payment for such Selling Stockholder's shares of Deposit Stock, such payment to be made by the several Underwriters by wire transfer in immediately available funds for the purchase price of the Deposit Stock upon delivery of the appropriate number of shares of Deposit Stock, all in accordance with the terms and conditions of the Purchase Agreements and Section 4 hereof.

     (b) Upon receipt of such payment from the Underwriters by the Custodian, the Custodian shall promptly forward to the Selling Stockholder by wire transfer the purchase price for her shares of Deposit Stock, as set forth in the Purchase Agreements as executed. The Selling Stockholder may make such other suitable arrangements with the Custodian, at the Stockholder's own expense, if any, for the delivery of such purchase price as shall be acceptable to the Custodian.

     7. Return of Common Stock. Promptly after the Closing Time, the Custodian shall return to the Selling Stockholder at the address set forth on the signature page hereto any shares of Common Stock deposited by the Selling Stockholder which are not sold pursuant to the Purchase Agreements. Upon the delivery of all of the Deposit Stock to the Selling Stockholder in accordance with this Section 7, the Custodian shall have no further responsibility hereunder.

     8. Expenses. The Company shall pay all such expenses incident to the Public Offering as provided for in Section 4 of the Purchase Agreements and all fees and expenses, if any, of the Custodian.

     9. Extent of Duties and Obligations of Custodian. In all respects, the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement, and the Custodian shall not be liable for any act or failure to act on its part hereunder except for its negligence or willful misconduct, as finally adjudicated by a court of competent jurisdiction, and shall be fully protected, as against the Selling Stockholder and the Company, in any such action as the Custodian may take hereunder in reliance on advice of accountants, attorneys or other independent experts selected by it (which may include attorneys employed by the Custodian or outside counsel). No implied covenants or obligations shall be read into this Agreement against the Custodian. None of the provisions contained in this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, hereunder.

     Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto, the Underwriters, the Attorneys-in-Fact, Skadden, Arps, Slate, Meagher & Flom LLP, as counsel to the Company, Foster, Swift, Collins & Smith, P.C., as counsel for Richard W. Tuley, Cleary, Gottlieb, Steen & Hamilton, as counsel for Renate Kukwa-Lemmerz and Inge Kruger-Pressl, and Cahill Gordon & Reindel, as counsel to the Underwriters, any legal or equitable right, remedy or claim under or in respect of this Agreement or under or in respect of any covenant, condition or provision herein contained.

     10. Effective Date of Agreement. This Agreement shall become effective with respect to the Selling Stockholder upon receipt of a copy of this Agreement, duly executed by the Selling Stockholder, by the Custodian at the following address:

                   Hayes Wheels International, Inc.
                   38481 Huron River Drive
                   Romulus, Michigan  48174
                   Attn: Daniel M. Sandberg, Esq.

     11. Definitions. The words "it" and "its" shall be construed, where appropriate, to be singular or plural, or masculine, feminine or neuter.

     12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     13. Counterparts. This Agreement may be signed in various counterparts which together shall constitute one and the same Agreement.

     14. Successors. This Agreement shall be binding upon the undersigned and the heirs, legal representatives, distributees, successors and permitted assigns of the undersigned; provided, however, that neither this Agreement nor any right or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

     15. Notices. Notices to the Custodian and the Selling Stockholders shall not be deemed to be given until actually received by them. Whenever the time for giving a notice falls upon a Saturday, Sunday or holiday, such time shall be extended to the next business day.

     16. Specific Performance. The parties hereto agree that money damages would be inadequate for any breach of any provision hereof. In the event of a breach by any party hereto of any of the provisions hereof, the Company, the Selling Stockholders and the Custodian, and their respective successors and assigns, may, in addition to any other rights and remedies available to any of them (whether at law or in equity), apply to any court of competent jurisdiction for specific performance or injunctive relief in order to enforce, or prevent any violation of, any provision hereof.

     IN WITNESS WHEREOF, the parties have duly executed this Custody Agreement as of the day and year first above written.

                                      HAYES WHEELS INTERNATIONAL, INC.


                                      By:_________________________________
                                          Name:
                                          Title:

                                      HAYES WHEELS INTERNATIONAL, INC.
                                        as Custodian

                                      By:_________________________________
                                          Name:
                                          Title:

SELLING STOCKHOLDER

______________________________
Name:
Address:

                                   EXHIBIT A


                                               Number of
                       Selling Stockholder     Securities

                       Inge Kruger-Pressl       814,400
                       Renate Kukwa-Lemmerz     814,400

                                   APPENDIX I

                        HAYES WHEELS INTERNATIONAL, INC.


                        Public Offering of Common Stock


              Irrevocable Power of Attorney of Selling Stockholder

Hayes Wheels International, Inc.
  38481 Huron River Drive
  Romulus, Michigan  48174

     The undersigned stockholder of Hayes Wheels International, Inc., a Delaware corporation (the "Company"), understands that it is contemplated that the undersigned stockholder of the Company (the "Selling Stockholder") will sell shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company to Merrill Lynch, Pierce, Fenner & Smith Incorporated, ("Merrill Lynch"), Bear Stearns & Co. Inc. and Goldman, Sachs & Co. (the "U.S. Underwriters") and Merrill Lynch, Bear, Stearns International Limited and Goldman Sachs International (the "International Managers" and, collectively with the U.S. Underwriters, the "Underwriters"), which the Underwriters propose to offer and sell to the public. The undersigned also understands that, in connection with such offer and sale, the Company has filed a Registration Statement ("Registration Statement") with the Securities and Exchange Commission ("Commission") to register the shares to be offered under the Securities Act of 1933.

     [Concurrently with the execution and delivery of this Power of Attorney, the undersigned is also executing and delivering a Custody Agreement (the "Custody Agreement") pursuant to which certificates for at least the number of shares of Common Stock to be sold by the undersigned as set forth at the end of this instrument are being deposited with Hayes Wheels International, Inc., as custodian ("Custodian").](1)

----------------------------
(1) Brackets indicate material to be deleted or added in Mr. Tuley's Power of Attorney.

           1. In connection with the foregoing, the undersigned hereby irrevocably constitutes and appoints William D. Shovers and Daniel M.
Sandberg as attorneys-in-fact (individually, an "Attorney" and, collectively, the "Attorneys") of the undersigned, with full power and authority to act, together or alone, including full power of substitution, in the name of and for and on behalf of the undersigned with respect to all matters arising in connection with the sale of Common Stock by the undersigned, including, but not limited to, the power and authority to take any and all of the following actions:

           (a) to sell, assign and transfer to the Underwriters pursuant to the Purchase Agreements (defined below) the number of shares of Common Stock of the Company to be sold to the Underwriters specified below [and represented by the certificates deposited by the undersigned with the Custodian pursuant to the Custody Agreement], at a purchase price per share to be paid by the Underwriters, as determined by negotiation among the Company, the Attorneys and the Underwriters; provided, however, that the Selling Stockholder will be deemed to have granted the Attorney the power to sell the Common Stock at the price and with such other terms as may be determined by the Attorney (but excluding any change in the number of shares of Common Stock to be sold by the Selling Stockholder);

           (b) for the purpose of effecting such sale, to make, execute, deliver and perform the undersigned's obligations under a U.S. Purchase Agreement substantially in the form attached hereto as Appendix II-A and an International Purchase Agreement substantially in the form attached hereto as Appendix II-B (such agreements, in the form in which executed, being herein called the "Purchase Agreements"), receipt of copies of which is hereby acknowledged, among the Company, the Selling Stockholder, the other selling stockholders named therein and the U.S. Underwriters and the International Managers, respectively, containing such additions to or changes in the terms, provisions and conditions thereof as the Attorneys, or any one of them, in their or his sole discretion shall determine, including, the purchase price per share to be paid by the Underwriters and including any additions to or changes in the terms, provisions and conditions thereof relating to the public offering of such shares by the Underwriters (but excluding any change in the number of shares of Common Stock to be sold by the Selling Stockholder);

           (c) to arrange for, prepare or cause to be prepared a registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offering and sale of the Common Stock by the Selling Stockholder (the "Registration Statement") and all amendments thereto, and to take all necessary action with respect to such Registration Statement as may be necessary or desirable;

           (d) to give such orders and instructions to [the Custodian and] the transfer agent for the Common Stock as the Attorneys, or any one of them, in their or his sole discretion shall determine, with respect to (i) the transfer on the books of the Company of the shares of Common Stock of the Company to be sold by the undersigned to the Underwriters in order to effect such sale including giving the name in which new certificates for such shares are to be issued and the denominations thereof, (ii) the delivery to or for the account of the Underwriters of certificates for such shares against receipt [by the Custodian] of the purchase price to be paid therefor, (iii) the remittance to the undersigned of new certificates representing that number of shares of Common Stock, if any, that is in excess of the number of shares sold by the undersigned to the Underwriters and (iv) the receipt and acknowledgment of the receipt of the proceeds from the sale of the Common Stock;

           (e) to retain (at its expense) legal counsel in connection with any and all matters referred to herein (which counsel may, but need not, be counsel for the Company and the Selling Stockholder and the other selling stockholders);

           (f) [to execute and deliver any amendment to the Custody Agreement; provided, however, that no such amendment shall change the number of shares of Common Stock to be sold by the undersigned;]

           [(f) to exercise, in whole or in part, the option to purchase 150,702 shares of Common Stock granted to the Selling Stockholder pursuant to the Employment Agreement dated as of July 1, 1996 between MWC Holdings, Inc., as predecessor of the Company, and the Selling Stockholder, such exercise to be effective immediately prior to the sale of such shares to the Underwriters pursuant to the Purchase Agreements, and to take any and all actions necessary to effect such exercise, including, without limitation, giving the notice to the Company of such exercise and paying the exercise price for each share of Common Stock issued upon exercise of such option with funds provided by the Selling Stockholder, including by authorizing the Underwriters to pay the aggregate exercise price to the Company from funds otherwise payable to the Selling Stockholder pursuant to the Purchase Agreements;]

           (g) to endorse (in blank or otherwise) on behalf of the undersigned the certificate or certificates representing the shares of Common Stock to be sold by the undersigned, or a stock power or powers attached to such certificate or certificates;

           (h) to make, acknowledge, verify and file on behalf of the undersigned applications, consents to service of process and such other documents, undertakings or reports as may be required by law with state commissioners or officers administering state securities laws; and

           (i) to make, exchange, acknowledge and deliver all such other contracts, powers of attorney, orders, receipts, notices, requests, instructions, certificates, letters and other writings, including communications to the Commission, and amendments to one or both of the Purchase Agreements and in general to do all things and to take all actions, that the Attorneys, or any one of them, in their or his sole discretion may consider necessary or proper in connection with or to carry out the aforesaid sale of shares of Common Stock to the Underwriters and the public offering thereof, as fully as could the undersigned if personally present and acting.

           2. This Power of Attorney and all authority conferred hereby are granted and conferred subject to the interests of the Underwriters and in consideration of those interests, and for the purpose of completing the transactions contemplated by the Purchase Agreements and this Power of Attorney; this Power of Attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by the undersigned or by operation of law, whether by the death or incapacity of the undersigned, or by the occurrence of any other event. If any event described in the preceding sentence shall occur before the delivery of the shares of Common Stock to be sold by the undersigned under the Purchase Agreements, certificates for such shares of Common Stock shall be delivered by or on behalf of the undersigned in accordance with the terms and conditions of the Purchase Agreements [and the Custody Agreement], and all other actions required to be taken under the

Purchase Agreements [and the Custody Agreement] shall be taken, and action taken by the Attorneys, or any one of them, pursuant to this Power of Attorney shall be as valid as if such event had not occurred, whether or not the [Custodian or the] Attorneys, or any one of them, shall have received notice of such event.

     Notwithstanding the foregoing, if the Purchase Agreements shall not be entered into or the transactions contemplated thereby shall not have been consummated on or prior to November 30, 1997, then this Power of Attorney shall automatically terminate, subject, however, to all lawful action done or performed by the Attorneys, or any one of them, pursuant to this Power of Attorney on or prior to such date.

     3. The undersigned ratifies all that the Attorneys, or any one of them, shall do pursuant to paragraphs 1 and 2 of this Power of Attorney.

     4. The Attorneys shall be entitled to act and rely upon any statement, request, notice or instructions respecting this Power of Attorney given to the Attorneys by the undersigned; provided, however, that the Attorneys shall not be entitled to act on any statement or notice to the Attorneys with respect to the Closing Time under the Purchase Agreements, or with respect to the termination of the Purchase Agreements, or advising that the Purchase Agreements have not been executed and delivered, unless such statement or notice shall have been confirmed in writing to the Attorneys by the Underwriters.

     5. The undersigned hereby agrees to indemnify and hold harmless the Attorneys against any and all expenses, losses, claims, damages or liabilities, joint or several, to which they may become subject insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any action taken or omitted to be taken by said Attorneys pursuant hereto, except if, and to extent that, such expenses, losses, claims, damages or liabilities shall have been finally adjudicated by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of said Attorneys. It is understood that the Attorneys (acting in that capacity alone) shall serve without compensation.

     6. In acting hereunder, the Attorneys may rely on the representations, warranties and agreements of the undersigned made in the Purchase Agreements [or the Custody Agreement] and may assume that such representations, warranties and agreements have not changed and remain in full force and effect through and including November 30, 1997 (unless notified in writing).

     7. This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York.

Date:_________________________

                                      ___________________________________
                                      Signature

                                      Address:


Number of Shares
of Common Stock to Be
Sold to Underwriters:


______________ Shares

                                  APPENDIX II

                         [Form of Purchase Agreements]